Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Second Quarter Results

Total Company GAAP revenues grow 16%, or 13% constant currency, to $1.3 billion; GAAP earnings per share (EPS) of $0.54, adjusted EPS of $0.48

Digital money transfer revenues reach a new quarterly high of over $265 million with more than $500 million generated year-to-date

Announced divestiture of Western Union Business Solutions, supporting the Company’s strategic focus on its unique, global cross-border money transfer and payments platform and digital capabilities to serve an array of partners and use cases

Reaffirms 2021 adjusted financial outlook

DENVER, August 4, 2021: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement and payments, today reported second quarter financial results and reaffirmed key components of its 2021 financial outlook, while also updating certain metrics for the planned termination of the Company’s pension plan, resulting in the recognition of non-cash expenses, and the planned divestiture of Western Union Business Solutions. In its announcement of the planned divestiture, Western Union separately communicated today that it has reached a definitive agreement to sell its Business Solutions business to Goldfinch Partners, LLC (“Goldfinch”) and The Baupost Group (“Baupost”).

The Company’s second quarter revenue of $1.3 billion increased 16% on a reported basis, or 13% constant currency, compared to the prior year period. While year-over-year revenue growth benefited from a favorable comparison to the prior year period which was impacted by COVID-19, sequential quarterly growth was also strong led by improvement in retail money transfer and sustained growth in digital money transfer, which grew to a new quarterly high of over $265 million in revenue.

GAAP EPS in the second quarter was $0.54 compared to $0.39 in the prior year period. The increase in GAAP EPS was driven by revenue growth, the gain on an investment sale, and a lower effective tax rate, partially offset by debt retirement expenses, compensation-related expenses, and strategic investments in marketing and technology.

Adjusted EPS was $0.48 compared to $0.41 in the prior year period and was affected by the same factors impacting GAAP EPS noted above excluding certain items, which are detailed in the “Adjustment Items” section of this press release.

President and CEO Hikmet Ersek said, “Our second quarter results put us on track to achieve our 2021 adjusted financial outlook with strong top-line trends bolstered by continued growth in our digital business, which we expect will generate over $1 billion in revenue this year, and sequential improvement in our retail business. As we look toward the second half of 2021, while we recognize potential risks remain, we are optimistic that the business will continue to deliver solid top-line growth.”

Ersek added, “With the planned sale of Western Union Business Solutions, we will be fully focused on increasing our penetration of the global cross-border consumer payments market, expanding our open platform strategy, which enables us to serve multiple customer segments and use cases, including through digital partnerships with financial institutions, telecoms, and technology companies, and increasing our total addressable market through a Western Union-branded ecosystem strategy. As the foundation of our strategy, we will continue to leverage our scalable, global platform, which is rooted in industry-leading network and compliance capabilities and our trusted brand.”

CFO Raj Agrawal stated, “We’re pleased with the momentum of our business as revenues grew 16%. Additionally, we generated adjusted margins of over 20% while continuing to make strategic investments. Year-to-date, we have generated strong operating cash flow of nearly $350 million and have returned more than $340 million to shareholders through a combination of dividends and share repurchases. Based on our continued progress, we are affirming key aspects of our financial outlook and adjusted metrics for 2021 today.”

Q2 Business Highlights

●	Consumer-to-Consumer (C2C) transactions increased 15% in the quarter, while revenues increased 15% on a reported basis, or 12% constant currency. Within the C2C segment, cross-border money transfer revenues grew 18%. Transaction growth was led by Europe and CIS, the Middle East, Latin America and the Caribbean, and U.S. outbound.

●	Digital money transfer revenues increased 22% on a reported basis, or 19% constant currency, and represented 24% and 36% of total C2C revenues and transactions, respectively. Digital money transfer reached new quarterly highs for transactions, principal, and revenues. Westernunion.com revenue grew 18% on a reported basis, or 15% constant currency, including cross-border revenue growth of 23%.

●	Westernunion.com average monthly active users for the second quarter increased 14% year-over-year. Westernunion.com was the most downloaded mobile app among peer money transfer companies during the second quarter, according to data provided by mobile app marketing firm Sensor Tower[1].

●	Western Union Business Solutions revenues increased 25% on a reported basis, or 16% constant currency, as the Company cycled through the impact that COVID-19 had on the business during the second quarter last year. Other revenues, which consists primarily of retail bill payments in the U.S. and Argentina and money orders, increased 8%.

Q2 Financial Highlights

●	The GAAP operating margin in the quarter was 19.8% compared to 19.9% in the prior year period. The decrease in the Company’s GAAP operating margin was driven by a return to more normalized levels of spending in 2021 as the Company had curtailed expenses in the initial phase of COVID-19, with compensation-related expenses and strategic investments in marketing and technology the primary contributors to increased expenses in the quarter.

The adjusted operating margin in the quarter was 20.2% compared to 20.4% in the prior year period and was affected by the same factors impacting GAAP operating margin noted above excluding certain items, which are detailed in the “Adjustment Items” section of this press release.

●	The GAAP effective tax rate in the quarter was 14.5% compared to 16.2% in the prior year period, and the adjusted effective tax rate was 14.2% in the quarter compared to 15.7% in the prior year period. The decreases in the Company’s GAAP and adjusted effective tax rates were primarily due to changes in pre-tax earnings including differences in the composition between high-tax and low-tax jurisdictions.

●	Cash flow from operating activities was $349 million year-to-date. The Company returned $171 million to shareholders in the second quarter consisting of $96 million in dividends and $75 million of share repurchases.

1 Data obtained from Sensor Tower App Install Market Share Report

Agreement to Divest Western Union Business Solutions

Today the Company announced a definitive agreement to sell Western Union Business Solutions to Goldfinch and Baupost for approximately $910 million in cash. The Company established Western Union Business Solutions following the acquisitions of Custom House in 2009 and Travelex Global Business Payments in 2011. During the last 12 months ended June 30, 2021, the Business Solution segment generated $374 million of revenue (representing 7% of total Company revenue), $64 million of EBITDA, and $33 million of operating income.

The transaction is expected to close in two stages. In the first closing, which is expected to be completed in early 2022, Western Union Business Solutions, excluding the business that is operated through Western Union International Bank in the European Union and the United Kingdom, will transfer to an entity controlled by Goldfinch and Baupost. In the second closing, which is expected to be completed by late 2022, the remaining Western Union Business Solutions business operated through Western Union International Bank will transfer. The Company expects to receive in excess of $800 million in proceeds, net of tax, from the transaction upon the first closing2.

Following the transaction, the Company will evaluate options for the use of proceeds, based on market conditions and opportunities, and in accordance with its established capital allocation priorities. These include:

●	Reinvestment in the business to drive organic growth;
●	Dividends;
●	Acquisitions, including technological capabilities that support our growth strategy; and
●	Share repurchases.

Both closings are subject to requisite works council and trade union consultations, regulatory approvals, and other customary closing conditions.

2 Estimated net proceeds are based on current tax policy and are subject to certain regulatory and working capital adjustments

2021 Outlook

The Company today reaffirmed its 2021 financial outlook for revenue growth and its remaining metrics on an adjusted basis. The Company’s full year GAAP financial outlook was updated to reflect the impact associated with the planned termination of the Company’s pension plan and acquisition and divestiture costs associated with the planned sale of Western Union Business Solutions. The Company’s frozen pension plan was overfunded by more than $35 million as of June 30, 2021, which prompted the Company to explore options related to its termination. The pension plan termination, which is expected to occur in the fourth quarter of 2021, will result in a non-cash expense of approximately $110 million on a pre-tax basis recorded to Other Expense, reducing GAAP EPS by approximately $0.22 as the Company accelerates the recognition of accumulated other comprehensive losses associated with the plan.

The outlook provided today assumes moderate improvement in macro-economic conditions as the quarters progress, in-line with current prevailing macro-economic forecasts, with no material changes related to the COVID-19 pandemic:

Revenue	GAAP: mid-to-high single digit increase Constant currency: mid-single digit increase, excluding Argentina inflation impact
Operating Profit Margin (GAAP and Adjusted)	GAAP: Approximately 21% (updated to reflect additional expected acquisition and divestiture costs) Adjusted: Approximately 21.5% (no change from previous outlook)
Effective Tax Rate (GAAP and Adjusted)	Mid-teens range
EPS

GAAP: In a range of $1.82 - $1.92 (updated to reflect the inclusion of pension plan non-cash termination expenses and acquisition and divestiture costs)

Adjusted: In a range of $2.00 - $2.10 (no change from previous outlook)

Adjustment Items

Adjusted operating profit metrics for 2021 periods exclude acquisition and divestiture costs. Adjusted tax rate and earnings per share metrics for 2021 periods exclude the following items net of related taxes, as applicable: acquisition and divestiture costs, the impact from the gain on an investment sale (second quarter), debt retirement expenses (second quarter), and non-cash expenses associated with the planned termination of the Company’s pension plan (expected in the fourth quarter).

Adjusted operating profit, tax rate, and earnings per share metrics for 2020 periods exclude restructuring expenses and acquisition and divestiture costs, net of related taxes, as applicable.

Although the Company has previously incurred and can reasonably be expected to incur restructuring costs in the future, these expenses were specific to the implementation of a global strategy initiative and the Company has therefore provided adjusted financial results that exclude these expenses.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial +1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 3012717.

The conference call and accompanying slides will be available via webcast at

https://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at https://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2020. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics such as COVID-19, civil unrest, war, terrorism, or natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; changes in tax laws or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs, operational burden or loss of business due to regulatory initiatives and changes in laws, including changes in interpretations, resulting in increasing regulations and industry practices and standards in the United States and abroad, affecting us, our agents, or their subagents, our external business partners such as financial institutions, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and over 130 currencies. We connect businesses, financial institutions, governments, and consumers through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and more than 550,000 retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

+1(720) 332-0652

Claire.treacy@westernunion.com

Investor Relations:

Brad Windbigler

+1(720) 332-2510

brad.windbigler@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(17)%	(4)%	(3)%	(9)%	2%	16%	8%
Consolidated revenues (non-GAAP, constant currency and excluding Speedpay and Paymap) - YoY % change	(a)	(11)%	(1)%	(1)%	(3)%	2%	13%	7%
Consolidated operating margin (GAAP)		19.9%	22.7%	17.9%	20.0%	19.2%	19.8%	19.5%
Consolidated operating margin, excluding restructuring-related expenses and acquisition and divestiture costs (non-GAAP)	(b)	20.4%	23.5%	18.8%	20.8%	19.3%	20.2%	19.8%

EBITDA margin (non-GAAP)	(c)	25.0%	27.0%	22.3%	24.7%	23.7%	24.1%	23.9%

Consumer-to-Consumer (C2C) Segment Metrics
Revenues (GAAP) - YoY % change		(12)%	(1)%	0%	(4)%	4%	15%	9%
Revenues (non-GAAP, constant currency) - YoY % change	(e)	(11)%	0%	0%	(3)%	2%	12%	7%

Transactions (in millions)		68.0	77.3	78.4	290.5	73.0	78.0	151.0
Transactions - YoY % change		(8)%	6%	6%	0%	9%	15%	12%

Total principal ($- billions)		$21.9	$26.9	$26.7	$96.1	$25.7	$27.9	$53.6
Principal per transaction, as reported - YoY % change		7%	13%	14%	9%	15%	11%	13%
Principal per transaction (constant currency) - YoY % change	(f)	9%	14%	13%	10%	12%	8%	10%

Cross-border principal, as reported - YoY % change		1%	23%	24%	12%	28%	29%	28%
Cross-border principal (constant currency) - YoY % change	(g)	3%	24%	23%	13%	26%	25%	25%

Operating margin		21.8%	24.6%	20.5%	21.9%	19.6%	20.7%	20.2%

Digital money transfer revenues (GAAP) - YoY % change (1)		48%	45%	36%	38%	45%	22%	32%
Digital money transfer foreign currency translation impact	(j)	2%	1%	(1)%	0%	(1)%	(3)%	(2)%
Digital money transfer revenues (non-GAAP, constant currency) - YoY % change (1)		50%	46%	35%	38%	44%	19%	30%
Digital money transfer transactions - YoY % change		96%	96%	83%	81%	77%	33%	51%

westernunion.com revenues (GAAP) - YoY % change	(gg)	33%	33%	27%	27%	38%	18%	27%
westernunion.com foreign currency translation impact	(j)	1%	(1)%	(1)%	0%	(1)%	(3)%	(3)%
westernunion.com revenues (non-GAAP, constant currency) - YoY % change	(gg)	34%	32%	26%	27%	37%	15%	24%
westernunion.com transactions - YoY % change	(gg)	50%	53%	56%	44%	55%	18%	34%

(1)	Represents revenue from transactions conducted and funded through westernunion.com and transactions initiated on internet and mobile applications hosted by the Company’s third-party white label or co-branded digital partners.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
C2C Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(6)%	0%	(3)%	(3)%	0%	4%	2%
NA region foreign currency translation impact	(j)	1%	1%	0%	0%	1%	0%	0%
NA region revenues (non-GAAP, constant currency)	(aa), (bb)	(5)%	1%	(3)%	(3)%	1%	4%	2%
NA region transactions	(aa), (bb)	(7)%	1%	(1)%	(3)%	1%	3%	2%

EU & CIS region revenues (GAAP)	(aa), (cc)	(10)%	3%	3%	(2)%	8%	18%	13%
EU & CIS region foreign currency translation impact	(j)	1%	(2)%	(3)%	(1)%	(4)%	(8)%	(6)%
EU & CIS region revenues (non-GAAP, constant currency)	(aa), (cc)	(9)%	1%	0%	(3)%	4%	10%	7%
EU & CIS region transactions	(aa), (cc)	4%	24%	23%	13%	28%	26%	27%

MEASA region revenues (GAAP)	(aa), (dd)	(13)%	2%	1%	(2)%	1%	19%	9%
MEASA region foreign currency translation impact	(j)	1%	0%	(1)%	0%	(1)%	(1)%	(1)%
MEASA region revenues (non-GAAP, constant currency)	(aa), (dd)	(12)%	2%	0%	(2)%	0%	18%	8%
MEASA region transactions	(aa), (dd)	(1)%	15%	12%	7%	13%	22%	17%

LACA region revenues (GAAP)	(aa), (ee)	(45)%	(21)%	(9)%	(22)%	3%	70%	29%
LACA region foreign currency translation impact	(j)	10%	13%	11%	11%	5%	(2)%	3%
LACA region revenues (non-GAAP, constant currency)	(aa), (ee)	(35)%	(8)%	2%	(11)%	8%	68%	32%
LACA region transactions	(aa), (ee)	(41)%	(21)%	(13)%	(20)%	(8)%	42%	13%

APAC region revenues (GAAP)	(aa), (ff)	(14)%	4%	8%	(3)%	9%	20%	14%
APAC region foreign currency translation impact	(j)	1%	1%	(2)%	0%	(6)%	(7)%	(6)%
APAC region revenues (non-GAAP, constant currency)	(aa), (ff)	(13)%	5%	6%	(3)%	3%	13%	8%
APAC region transactions	(aa), (ff)	(18)%	(6)%	(3)%	(10)%	(2)%	3%	0%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
% of C2C Revenue
NA region revenues	(aa), (bb)	41%	38%	37%	38%	37%	37%	37%
EU & CIS region revenues	(aa), (cc)	32%	33%	33%	33%	33%	33%	33%
MEASA region revenues	(aa), (dd)	15%	16%	15%	15%	16%	15%	15%
LACA region revenues	(aa), (ee)	6%	7%	8%	8%	8%	9%	9%
APAC region revenues	(aa), (ff)	6%	6%	7%	6%	6%	6%	6%

Digital money transfer revenues	(aa)	22%	21%	21%	20%	23%	24%	23%

Business Solutions Segment Metrics
Revenues (GAAP) - YoY % change		(17)%	(11)%	(8)%	(8)%	(2)%	25%	10%
Revenues (non-GAAP, constant currency) - YoY % change	(h)	(15)%	(13)%	(11)%	(8)%	(8)%	16%	3%
Operating margin		1.6%	10.5%	(0.2)%	6.9%	13.1%	10.9%	12.0%

Other (primarily bill payments businesses in Argentina and the United States and money orders)
Revenues (GAAP) - YoY % change		(56)%	(33)%	(29)%	(48)%	(18)%	8%	(7)%
Operating margin		21.9%	20.0%	15.8%	21.2%	22.6%	16.2%	19.4%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		88%	88%	88%	87%	87%	87%	87%
Business Solutions segment revenues		7%	7%	7%	8%	8%	8%	8%
Other revenues		5%	5%	5%	5%	5%	5%	5%

*	See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	% Change	X	2021	2020	% Change
Revenues	$1,289.7	$1,114.7	16%		$2,499.7	$2,304.7	8%
Expenses:
Cost of services	755.0	662.2	14%		1,461.0	1,345.6	9%
Selling, general, and administrative	279.8	230.7	21%		551.0	504.1	9%
Total operating expenses (a)	1,034.8	892.9	16%		2,012.0	1,849.7	9%
Operating income	254.9	221.8	15%		487.7	455.0	7%
Other income/(expense):
Interest income	0.3	0.8	(59)%		0.7	2.4	(70)%
Interest expense	(25.6)	(29.3)	(13)%		(54.0)	(62.2)	(13)%
Other income/(expense), net	30.5	(0.1)	(b)		28.6	(0.1)	(b)
Total other income/(expense), net	5.2	(28.6)	(b)		(24.7)	(59.9)	(59)%
Income before income taxes	260.1	193.2	35%		463.0	395.1	17%
Provision for income taxes	37.6	31.3	20%		58.7	56.5	4%
Net income	$222.5	$161.9	37%		$404.3	$338.6	19%
Earnings per share:
Basic	$0.54	$0.39	38%		$0.98	$0.82	20%
Diluted	$0.54	$0.39	38%		$0.98	$0.81	21%
Weighted-average shares outstanding:
Basic	409.3	411.5			410.5	412.9
Diluted	411.5	413.6			412.9	415.9

(a)	For the three and six months ended June 30, 2020, the Company incurred $5.2 million and $15.7 million, respectively, of expenses related to its restructuring plan, the majority of which were related to consulting service fees, severance, and other costs. For the three and six months ended June 30, 2020, $0.8 million and $1.7 million, respectively, were included within Cost of services. For the three and six months ended June 30, 2020, $4.4 million and $14.0 million, respectively, were included within Selling, general, and administrative.
(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$1,061.4	$1,428.2
Settlement assets	3,636.8	3,821.4
Property and equipment, net of accumulated depreciation of $672.8 and $659.9, respectively	141.4	150.4
Goodwill	2,566.6	2,566.6
Other intangible assets, net of accumulated amortization of $1,089.6 and $1,044.6, respectively	499.7	505.0
Other assets	1,072.2	1,024.7
Total assets	$8,978.1	$9,496.3
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$499.9	$500.9
Settlement obligations	3,636.8	3,821.4
Income taxes payable	861.2	928.9
Deferred tax liability, net	187.7	188.9
Borrowings	2,996.8	3,067.2
Other liabilities	509.4	802.4
Total liabilities	8,691.8	9,309.7

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 407.0 shares and 411.2 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	4.1	4.1
Capital surplus	919.5	885.1
Accumulated deficit	(498.0)	(543.1)
Accumulated other comprehensive loss	(139.3)	(159.5)
Total stockholders' equity	286.3	186.6
Total liabilities and stockholders' equity	$8,978.1	$9,496.3

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities
Net income	$404.3	$338.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26.0	32.0
Amortization	83.0	83.3
Gain on the sale of shares held as a minority investor	(47.9)	—
Other non-cash items, net	80.1	63.9
Increase/(decrease) in cash, resulting from changes in:
Other assets	(84.5)	(16.6)
Accounts payable and accrued liabilities	(29.8)	(130.9)
Income taxes payable	(66.5)	(19.2)
Other liabilities	(15.2)	(3.3)
Net cash provided by operating activities	349.5	347.8
Cash flows from investing activities
Payments for capitalized contract costs	(82.2)	(46.0)
Payments for internal use software	(45.2)	(22.3)
Purchases of property and equipment	(17.9)	(15.9)
Proceeds from the sale of former corporate headquarters	—	44.2
Proceeds from the sale of shares held as a minority investor	50.9	—
Regulatory deposit made to purchase the ownership interest in stc pay	(200.0)	—
Other investing activities	(2.9)	(4.2)
Net cash used in investing activities	(297.3)	(44.2)
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(193.5)	(184.9)
Common stock repurchased	(160.5)	(237.7)
Net proceeds from/(repayments of) commercial paper	185.0	(145.0)
Net proceeds from issuance of borrowings	891.7	—
Principal payments on borrowings	(1,150.0)	—
Make-whole premium on early extinguishment of debt	(14.3)	—
Proceeds from exercise of options	11.6	1.5
Other financing activities	4.0	(0.7)
Net cash used in financing activities	(426.0)	(566.8)
Net change in cash, cash equivalents, and restricted cash	(373.8)	(263.2)
Cash, cash equivalents, and restricted cash at beginning of period	1,447.4	1,456.8
Cash, cash equivalents, and restricted cash at end of period (a)	$1,073.6	$1,193.6

(a)	As of June 30, 2021 and 2020 the Company had $12.2 million and $12.0 million, respectively, of restricted cash.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	% Change	X	2021	2020	% Change
Revenues:
Consumer-to-Consumer	$1,127.1	$976.6	15%		$2,178.0	$1,992.0	9%
Business Solutions	99.3	79.4	25%		195.8	177.8	10%
Other (a)	63.3	58.7	8%		125.9	134.9	(7)%
Total consolidated revenues	$1,289.7	$1,114.7	16%		$2,499.7	$2,304.7	8%
Segment operating income:
Consumer-to-Consumer	$233.8	$212.8	10%		$439.9	$422.7	4%
Business Solutions	10.9	1.3	(c)		23.5	15.2	55%
Other (a)	10.2	12.9	(20)%		24.3	32.8	(25)%
Total segment operating income	254.9	227.0	12%		487.7	470.7	4%
Restructuring-related expenses (b)	—	(5.2)	(c)		—	(15.7)	(c)
Total consolidated operating income	$254.9	$221.8	15%		$487.7	$455.0	7%
Segment operating income margin
Consumer-to-Consumer	20.7%	21.8%	(1.1)%		20.2%	21.2%	(1.0)%
Business Solutions	10.9%	1.6%	9.3%		12.0%	8.5%	3.5%
Other (a)	16.2%	21.9%	(5.7)%		19.4%	24.3%	(4.9)%

(a)	Other primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(b)	Restructuring-related expenses have been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.
(c)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding the Company’s operating results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze trends in the Company’s underlying business because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Three Months Ended June 30, 2021
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$1,289.7	$254.9	$260.1	$37.6	$222.5	$0.54
Acquisition and divestiture costs and related tax benefit	(n)	—	5.6	5.6	1.3	4.3	0.01
Gain on investment sale and related tax expense	(o)	—	—	(47.9)	(8.3)	(39.6)	(0.10)
Debt extinguishment costs and related tax benefit	(p)	—	—	14.8	2.5	12.3	0.03
Adjusted results (non-GAAP)		$1,289.7	$260.5	$232.6	$33.1	$199.5	$0.48
Foreign currency translation impact	(j)	(29.4)
Revenues, constant currency adjusted (non-GAAP)		$1,260.3

		Three Months Ended June 30, 2020
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$1,114.7	$221.8	$193.2	$31.3	$161.9	$0.39
Restructuring related expenses and related tax benefit	(m)	—	5.2	5.2	(0.3)	5.5	0.02
Acquisition and divestiture costs and related tax benefit	(n)	—	0.7	0.7	0.1	0.6	—
Adjusted results (non-GAAP)		$1,114.7	$227.7	$199.1	$31.1	$168.0	$0.41

Quarter over quarter growth/(decline) (GAAP)		16%	15%	35%	20%	37%	38%
Quarter over quarter growth/(decline) (non-GAAP)		13%	14%	17%	6%	19%	17%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Six Months Ended June 30, 2021
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$2,499.7	$487.7	$463.0	$58.7	$404.3	$0.98
Acquisition and divestiture costs and related tax benefit	(n)	—	6.5	6.5	1.5	5.0	0.02
Gain on investment sale and related tax expense	(o)	—	—	(47.9)	(8.3)	(39.6)	(0.10)
Debt extinguishment costs and related tax benefit	(p)	—	—	14.8	2.5	12.3	0.03
Adjusted results (non-GAAP)		$2,499.7	$494.2	$436.4	$54.4	$382.0	$0.93
Foreign currency translation impact	(j)	(30.3)
Revenues, constant currency adjusted (non-GAAP)		$2,469.4

		Six Months Ended June 30, 2020
	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
(in millions, except per share amounts)
Reported results (GAAP)		$2,304.7	$455.0	$395.1	$56.5	$338.6	$0.81
Restructuring related expenses and related tax benefit	(m)	—	15.7	15.7	1.0	14.7	0.04
Acquisition and divestiture costs and related tax benefit	(n)	—	0.7	0.7	0.1	0.6	—
Adjusted results (non-GAAP)		$2,304.7	$471.4	$411.5	$57.6	$353.9	$0.85

Year over year growth/(decline) (GAAP)		8%	7%	17%	4%	19%	21%
Year over year growth/(decline) (non-GAAP)		7%	5%	6%	(6)%	8%	9%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,114.7	$1,258.5	$1,271.8	$4,835.0	$1,210.0	$1,289.7	$2,499.7
	Foreign currency translation impact	(j)	46.4	41.1	22.4	157.2	(0.9)	(29.4)	(30.3)
	Revenues (non-GAAP, constant currency)		$1,161.1	$1,299.6	$1,294.2	$4,992.2	$1,209.1	$1,260.3	$2,469.4
	Prior year revenues (GAAP)		$1,340.5	$1,306.9	$1,307.7	$5,292.1	$1,190.0	$1,114.7	$2,304.7
	Less prior year revenues from Speedpay and Paymap divestitures	(k)	(38.8)	N/A	N/A	(130.7)	N/A	N/A	N/A
	Prior year revenues, adjusted for divestitures (non-GAAP)		$1,301.7	$1,306.9	$1,307.7	$5,161.4	$1,190.0	$1,114.7	$2,304.7
	Revenues (GAAP) - YoY % Change		(17)%	(4)%	(3)%	(9)%	2%	16%	8%
	Revenues, constant currency and adjusted for divestitures (non-GAAP) - YoY % Change		(11)%	(1)%	(1)%	(3)%	2%	13%	7%

(b)	Operating income (GAAP)		$221.8	$285.2	$227.1	$967.3	$232.8	$254.9	$487.7
	Restructuring-related expenses	(m)	5.2	9.1	12.0	36.8	N/A	N/A	N/A
	Acquisition and divestiture costs	(n)	0.7	1.5	0.3	2.5	0.9	5.6	6.5
	Operating income, adjusted (non-GAAP)		$227.7	$295.8	$239.4	$1,006.6	$233.7	$260.5	$494.2
	Operating margin (GAAP)		19.9%	22.7%	17.9%	20.0%	19.2%	19.8%	19.5%
	Operating margin, adjusted (non-GAAP)		20.4%	23.5%	18.8%	20.8%	19.3%	20.2%	19.8%

(c)	Operating income (GAAP)		$221.8	$285.2	$227.1	$967.3	$232.8	$254.9	$487.7
	Depreciation and amortization		57.1	54.2	56.1	225.6	53.4	55.6	109.0
	EBITDA (non-GAAP)	(l)	$278.9	$339.4	$283.2	$1,192.9	$286.2	$310.5	$596.7
	Operating margin (GAAP)		19.9%	22.7%	17.9%	20.0%	19.2%	19.8%	19.5%
	EBITDA margin (non-GAAP)		25.0%	27.0%	22.3%	24.7%	23.7%	24.1%	23.9%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
	Consolidated Metrics cont.
(d)	Effective tax rate (GAAP)		16%	12%	11%	13%	10%	14%	13%
	Impact from restructuring-related expenses	(m)	0%	1%	1%	0%	N/A	N/A	N/A
	Impact from acquisition and divestiture costs	(n)	0%	0%	0%	0%	0%	0%	0%
	Impact from gain on investment sale	(o)	N/A	N/A	N/A	N/A	N/A	0%	(1)%
	Impact from debt extinguishment costs	(p)	N/A	N/A	N/A	N/A	N/A	0%	0%
	Effective tax rate, adjusted (non-GAAP)		16%	13%	12%	13%	10%	14%	12%

	C2C Segment Metrics
(e)	Revenues (GAAP)		$976.6	$1,106.5	$1,121.5	$4,220.0	$1,050.9	$1,127.1	$2,178.0
	Foreign currency translation impact	(j)	18.4	11.1	(1.2)	41.2	(11.1)	(32.1)	(43.2)
	Revenues (non-GAAP, constant currency)		$995.0	$1,117.6	$1,120.3	$4,261.2	$1,039.8	$1,095.0	$2,134.8
	Prior year revenues (GAAP)		$1,112.9	$1,113.0	$1,125.0	$4,407.8	$1,015.4	$976.6	$1,992.0
	Revenues (GAAP) - YoY % change		(12)%	(1)%	0%	(4)%	4%	15%	9%
	Revenues (non-GAAP, constant currency) - YoY % change		(11)%	0%	0%	(3)%	2%	12%	7%

(f)	Principal per transaction, as reported ($- dollars)		$322	$348	$341	$331	$353	$357	$355
	Foreign currency translation impact ($- dollars)	(j)	7	1	(2)	2	(7)	(10)	(9)
	Principal per transaction (constant currency) ($- dollars)		$329	$349	$339	$333	$346	$347	$346
	Prior year principal per transaction, as reported ($- dollars)		$303	$307	$300	$303	$308	$322	$315
	Principal per transaction, as reported - YoY % change		7%	13%	14%	9%	15%	11%	13%
	Principal per transaction (constant currency) - YoY % change		9%	14%	13%	10%	12%	8%	10%

(g)	Cross-border principal, as reported ($- billions)		$20.7	$25.5	$25.3	$90.6	$24.5	$26.6	$51.1
	Foreign currency translation impact ($- billions)	(j)	0.4	—	(0.1)	0.6	(0.5)	(0.7)	(1.2)
	Cross-border principal (constant currency) ($- billions)		$21.1	$25.5	$25.2	$91.2	$24.0	$25.9	$49.9
	Prior year cross-border principal, as reported ($- billions)		$20.5	$20.6	$20.5	$80.7	$19.1	$20.7	$39.8
	Cross-border principal, as reported - YoY % change		1%	23%	24%	12%	28%	29%	28%
	Cross-border principal (constant currency) - YoY % change		3%	24%	23%	13%	26%	25%	25%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
	Business Solutions Segment Metrics
(h)	Revenues (GAAP)		$79.4	$89.1	$89.2	$356.1	$96.5	$99.3	$195.8
	Foreign currency translation impact	(j)	2.0	(1.9)	(2.4)	(0.1)	(5.6)	(7.2)	(12.8)
	Revenues (non-GAAP, constant currency)		$81.4	$87.2	$86.8	$356.0	$90.9	$92.1	$183.0
	Prior year revenues (GAAP)		$95.6	$100.6	$97.0	$388.8	$98.4	$79.4	$177.8
	Revenues (GAAP) - YoY % change		(17)%	(11)%	(8)%	(8)%	(2)%	25%	10%
	Revenues (non-GAAP, constant currency) - YoY % change		(15)%	(13)%	(11)%	(8)%	(8)%	16%	3%

(i)	Operating income/(loss) (GAAP)		$1.3	$9.4	$(0.2)	$24.4	$12.6	$10.9	$23.5
	Depreciation and amortization		9.3	9.3	8.1	36.1	6.9	6.8	13.7
	EBITDA (non-GAAP)	(l)	$10.6	$18.7	$7.9	$60.5	$19.5	$17.7	$37.2
	Operating income margin (GAAP)		1.6%	10.5%	(0.2)%	6.9%	13.1%	10.9%	12.0%
	EBITDA margin (non-GAAP)		13.2%	21.1%	8.8%	17.0%	20.2%	17.8%	19.0%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

2021 Consolidated Outlook Metrics
		Range
Earnings per share (GAAP) ($- dollars)		$1.82	$1.92
Pension plan termination charge	(q)	0.22	0.22
Gain on an investment sale	(o)	(0.10)	(0.10)
Debt extinguishment costs	(p)	0.03	0.03
Acquisition and divestiture costs	(n)	0.03	0.03
Earnings per share, adjusted, excluding the expected termination of pension plan, gain on an investment sale, debt extinguishment costs, and acquisition and divestiture costs (non-GAAP) ($- dollars)		$2.00	$2.10

Operating margin (GAAP)		21.0%
Impact from acquisition and divestiture costs	(n)	0.5%
Operating margin, adjusted, excluding acquisition and divestiture costs (non-GAAP)		21.5%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Non-GAAP related notes:

(j)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends.
(k)	On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. ("ACI") for approximately $750 million in cash. In addition, on May 6, 2019, the Company completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Both Speedpay and Paymap were included as a component of "Other" in the Company’s segment reporting. 2019 revenues have been adjusted to exclude the carved out financial information for Speedpay and Paymap to compare the year-over-year revenue change. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures. The Company has included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented.
(l)	Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(m)	Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve the Company's business processes and cost structure by reducing headcount and consolidating various facilities. While certain of these expenses are identifiable to the Company's business segments, primarily to the Company's Consumer-to-Consumer segment, they have been excluded from the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation. These expenses are therefore excluded from the Company's segment operating income results. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results. As of December 31, 2020, all expenses associated with this plan have been incurred.
(n)	Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. Although the Company's acquisition and divestiture costs incurred in the first quarter of 2021 were not material, they have been included for comparative purposes. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(o)	On April 12, 2021, the Company sold a substantial majority of the shares it held as a minority investor in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain of approximately $48 million to Other income/(expense), net, in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude this gain will provide investors with a more meaningful comparison of results with the historical periods presented.
(p)	On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income/(expense), net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude these costs will provide investors with a more meaningful comparison of results with the historical periods presented.
(q)	The Company expects to settle and terminate its frozen defined benefit pension plan in the fourth quarter of 2021. The Company's 2021 earnings per share outlook has been adjusted to exclude the impact of this expected settlement and termination, which will primarily include the recognition of non-cash actuarial losses currently recorded in accumulated other comprehensive loss. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude the impact of the settlement and termination will provide investors with a more meaningful comparison of results with the historical periods presented.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Other notes:

(aa)	Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)	Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer-to-Consumer segment.
(cc)	Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer-to-Consumer segment.
(dd)	Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)	Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer-to-Consumer segment, including Mexico.
(ff)	Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer-to-Consumer segment.
(gg)	Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“westernunion.com”).